Exhibit 10.24

CONSTRUCTION SUBLEASE

CENTRAL MASSACHUSETTS COMPREHENSIVE CANCER CENTER, LLC

as the Sublandlord

TO

THERIAC ENTERPRISES OF HARRINGTON, LLC

as the Subtenant

CONSTRUCTION SUBLEASE

THIS CONSTRUCTION SUBLEASE (the “Sublease”) is made as of the “Effective Date” (defined in Section 21 below), by and among Central Massachusetts Comprehensive Cancer Center, LLC, a Massachusetts limited liability company having its principal office at 2234 Colonial Blvd., Fort Myers, Florida 33907 (“CMCC”), Theriac Enterprises of Harrington, LLC, a Florida limited liability company, having its principal office at 5292 Summerlin Commons Way, Suite 1103, Attn: Cathy Newkirk Fort Myers, Florida 33907 (“Theriac”), and Harrington Memorial Hospital, Inc., a Massachusetts nonprofit corporation, having its principal office at 100 South Street, Southbridge, Massachusetts 01550 (“Harrington”).

W I T N E S S E T H:

WHEREAS, CMCC is the ground tenant under that certain Ground Lease of even date (the “Ground Lease”), with Harrington Memorial Hospital, Inc., a Massachusetts nonprofit corporation (“Harrington”), as ground landlord, a copy of which is attached hereto as Exhibit “A”. Capitalized terms used but not defined in this Assignment shall have the meaning ascribed thereto in the Ground Lease; and

WHEREAS, pursuant to the Ground Lease, CMCC has the right and the obligation to develop and construct, the Project as described in the Ground Lease on the Land containing approximately 2.1551 acres in Southbridge, Massachusetts as more particularly described on Exhibits A and B to the Ground Lease (the “Demised Premises”); and

WHEREAS, CMCC desires to sublease to Theriac the Demised Premises and to have Theriac develop and construct the Project, at its sole cost, pursuant to the terms, conditions, covenants and agreements set forth below.

NOW, THEREFORE, in consideration of $10.00 Dollars, the rents to be paid hereunder, and of the terms, conditions, covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, CMCC and Theriac hereby agree as follows:

SECTION 1.             TERMS OF GROUND LEASE INCORPORATED:

Unless specified otherwise, all of the terms of the Ground Lease shall be incorporated by reference into this Sublease in their entirety; however, in the event of any conflicting terms between this Sublease and the Ground Lease, the terms of this Sublease shall control.

SECTION 2.             SUBLEASE OF DEMISED PREMISES AND TERM:

CMCC hereby subleases unto Theriac, and Theriac hereby takes and hires from CMCC, the Demised Premises and all rights related thereto and assumes the obligations of CMCC, all as more particularly described in the Ground Lease, subject to all of the terms and conditions contained in this Sublease. This Sublease shall be effective as of the Effective Date but the term of this Sublease (the “Term”) shall commence on the Commencement Date of the Ground Lease and shall expire two (2) days before the thirtieth (30th) anniversary of the Commencement Date, unless sooner terminated as provided herein. Theriac shall have no right to extend the Term.

SECTION 3.             RENT:

During the Term, in lieu of paying any base rent, additional rent, or any other charges, fees and or assessments for the Demised Premises, Theriac has agreed to develop and construct the Project at its sole cost and expense. Harrington and CMCC acknowledge and agree that they will both receive substantial benefit from the development and construction of the Project and that Theriac’s undertaking of such construction is sufficient consideration for receiving “free” rent.

SECTION 4.             CONSTRUCTION OF PROJECT:

A.        Theriac, at its sole cost and expense, will develop and construct the Project within the Demised Premises in accordance with the Plans and Specifications and in compliance with all applicable laws, ordinances, by-laws, codes, rules and regulations of all federal, state, county and municipal governments (including, without limitation, the Americans with Disabilities Act 42 U.S.C. Section 12101 et seq. environmental, building, safety and zoning laws), and all directions, rules and regulations of the fire marshal, health officer, building inspector and other officers of the governmental agencies having jurisdiction over the Demised Premises, and with such standards established from time to time by each insurance underwriter, inspection bureau and similar agency, including the Board of Fire Underwriters (“Applicable Laws”). Any material changes to the Plans and Specifications shall require the prior written approval of Harrington which approval shall not be unreasonably withheld or delayed. For purposes of this Sublease, (i) a “material change” shall mean a modification or series of modifications to the Plans and Specifications which exceed One Hundred Thousand Dollars ($100,000.00) in construction costs or any change by more than 5% in the square footage of the Building; and (ii) Harrington shall have five (5) business days to approve any such material change(s) from the date of delivery of Theriac’s written request for approval containing the details of the proposed modifications.

B.         Theriac shall perform all work in connection with the Project in a first class workmanlike and expeditious manner using first class materials. In the event of material shortages and/or rapid increase in cost, Theriac shall have the right to substitute “like kind” materials as needed provided such substituted materials are of similar quality.

C.         Theriac agrees that, with respect to its construction of the Project, it will (i) not interfere with the operation of the Hospital or any work being performed by Harrington or any other person(s) in or about the Hospital, (ii) comply with all reasonable procedures and regulations prescribed by Harrington, from time to time, for the coordination of the construction of the Project and activities with the operation of the Hospital and any other work being performed by Harrington or any other construction in the Hospital; and (iii) conform to all of Harrington’s reasonable regulations with respect to construction and labor and not do or permit anything to be done that might create (or hinder the cessation of) any work stoppage, picketing or other labor disruption or dispute. Conversely, Harrington agrees that, with respect to its operation of the Hospital or any work being performed by Harrington or any other person(s) in or about the Hospital, it will (i) not interfere with the construction of the Project, (ii) comply with all reasonable procedures and regulations prescribed by Theriac, from time to time, necessary for the construction of the Project; and (iii) conform to all of Theriac’s reasonable regulations with respect to construction and labor and not do or permit anything to be done that might create (or hinder the cessation of) any work stoppage, picketing or other labor disruption or dispute.

D.        Theriac shall be required to use its reasonable best efforts to limit its construction activities to the Demised Premises, including the storage of construction materials, supplies and equipment within the Demised Premises and securing the same at the end of each day, it being the intent to minimize interference with the operation of the Hospital. Notwithstanding the foregoing, Theriac shall be entitled to use the Hospital property adjacent to the Demised Premises when necessary in order to facilitate the timely construction of the Building and Improvements. Theriac shall provide Harrington with no less than twenty four (24) hours advance notice if it must so utilize any portion of the Hospital’s property. Theriac and Harrington shall be required to repair, replace or restore any damage to property owned by the other if such damage is caused by Theriac, Harrington or any of their contractors.

E.         Upon completion of the Project, Theriac shall deliver to Harrington a copy of a certificate of occupancy for the Building.

F.         Until the expiration of the Term or sooner termination of this Sublease, title to, and ownership of, the Project (including the Building and Improvements) shall vest in Theriac. Upon the expiration or sooner termination of this Sublease, Theriac’s title to and ownership of the Project (including the Building and Improvements) shall automatically terminate and absolute and unconditional title to and ownership of the Project (including the Building and Improvements) shall automatically Vest in Harrington free and clear of all interests of Theriac and without any payment therefor and Harrington’s title thereto shall be unlimited.

G.         The Ground Lease contains the representations, warranties and covenants of and describes the duties of Harrington and CMCC thereunder, Upon notice from Theriac of Harrington’s failure to perform or its breach of a representation or warranty, CMCC shall so notify Harrington and demand performance or rectification in accordance with the terms of the Ground Lease.

H.        Theriac has entered or will enter into a construction contract for the construction of the Project (the “GC Contract”) with a general contractor having experience in the construction of projects similar to the Project. Theriac shall use its reasonable best efforts to obtain all possible warranties and guaranties under the GC Contract protecting against defects in workmanship and materials (“Contractor Warranties”) which are standard for construction contracts in Worcester County, Massachusetts. Upon delivery of the premises within the Building to CMCC and Harrington under the Facility Lease and Office Lease, respectively, Theriac shall assign to CMCC all of Theriac’s rights under the GC Contract, including, without limitation, all Contractor Warranties and all manufacturers’ warranties and guaranties.

SECTION 5.             UTILITIES AND OTHER SERVICES:

Upon completion of the Project, the tenants of the Building will be responsible for obtaining and paying all costs for the provision of all utilities and services for their leased premises, including, without limitation, electricity, water, gas, fuel, sewer and trash pickup and removal.

SECTION 6.             TAXES AND OPERATING EXPENSES:

Theriac shall have no responsibility whatsoever to pay any taxes, assessments or operating expenses relating to the Demised Premises, the Building or Improvements (excluding permit fees and other costs specifically outlined in the Ground Lease).

SECTION 7.             INSURANCE; INDEMNITIES:

A.        Theriac, at its sole cost and expense, shall only be responsible to procure and continue in full force and effect during construction of the Project the “builder’s risk” insurance, in the amounts and subject to the terms as specified in the Ground Lease.

B.         Theriac shall indemnify, defend and save Harrington and CMCC harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Demised Premises, or any part thereof, or the occupancy or use by Theriac of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Theriac, its agents, contractors, employees, servants, lessees or concessionaires, except which result from Harrington’s or CMCC’s negligence or willful misconduct. Harrington and CMCC shall indemnify, defend and save Theriac harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Demised Premises occasioned in whole or in part by any negligent act or omission by Harrington or CMCC, their agents, contractors, employees, servants or concessionaires except which result from Theriac’s negligence or willful misconduct. In case the indemnifying party shall be made a party to any litigation commenced by or against the other party, then such other party shall protect and hold the indemnified party harmless and pay all costs and attorney’s fees incurred by the indemnified party in connection with such litigation, and any appeals thereof. The defaulting party shall also pay all costs, expenses and reasonable attorney’s fees that may be incurred or paid by the other party in enforcing the covenants and agreements in this Sublease.

This indemnity shall survive the termination of this Sublease.

SECTION 8.             ASSIGNMENT AND SUBLETTING:

A.        Except for the Facility Lease and the Office Lease, Theriac may not further sublet its interest in this Sublease without the prior written consent of Harrington and CMCC, which consent may be withheld in their sole and absolute discretion;

B.         Notwithstanding the foregoing, after the completion of construction of the Project, if the Facility Lease or the Office Lease either expires or is terminated, Theriac, may sublease any portion of the Building (which is not subject to a validly existing lease) without having to obtain the consent of either CMCC, provided that such sublease shall be for a Permitted Use and shall not result in a violation of any of the terms, conditions or restrictions of the Ground Lease and such sublease shall be approved by Harrington.

C.         Notwithstanding anything to the contrary contained in this Sublease and/or the Ground Lease, after the completion of the Project and the commencement of the Facility Lease and the Office Lease, Theriac may assign its interests in the Demised Premises arising under this Sublease and the Ground Lease without obtaining the consent of either Harrington or CMCC. Harrington and CMCC acknowledge and agree that this provision is a material inducement for Theriac to enter into the agreements contained in the Ground Lease, this Sublease, the Facility Lease and the Office Lease.

SECTION 9.             QUIET ENJOYMENT:

CMCC and Harrington covenant that Theriac may peaceably and quietly have, hold and enjoy the Demised Premises throughout the Term, subject to the terms and conditions provided in this Sublease and the Ground Lease.

SECTION 10.          NOTICES:

Every notice, approval, consent or other communication authorized or required by this Sublease will not be effective unless served in writing and sent by United States registered or certified mail, return receipt requested, or Federal Express or other nationally recognized overnight courier service, directed to CMCC, Harrington or Theriac, as the case may be, at the notice address for each first set forth in the Ground Lease or such other address as either party may designate by written notice from time to time as provided herein. Notice will be deemed served when received or receipt is refused.

SECTION 11.          EVENTS OF DEFAULT; REMEDIES:

A.        Prior to substantial completion of the Project, the occurrence of one or more of the following will constitute an event of default by Theriac:

(i)     In the event that Theriac should fail to complete construction of the Project in accordance with the Plans and Specifications and in compliance with all Applicable Laws by the Completion Deadline Date, subject to Harrington’s and CMCC’s performance of their obligations under the Ground Lease and this Sublease;

(ii)        If Theriac shall default in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Sublease or which apply to Theriac pursuant to the terms of the Ground Lease (including, but not limited to any failure of Theriac not to act in accordance with the Community Benefits Standard, as defined in Article IV of the Ground Lease) and such default shall continue for a period of thirty (30) days after written notice thereof from CMCC, or, in the case of a default, although curable, which cannot with due diligence be cured within such period of thirty (30) days, Theriac fails to proceed continuously and with all due diligence within such period of thirty (30) days to commence to cure the same and thereafter to prosecute the curing of such default continuously and with all due diligence within ninety (90) days after the original written notice of default;

(iii)       If Theriac shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any present or future Bankruptcy Code or other bankruptcy law or any other present or future applicable federal, state or other statute or law, or shall seek or consent to the appointment of any trustee, receiver or liquidator of Theriac or of all or any substantial part of its properties or of the Demised Premises, or shall make an assignment for the benefit of creditors;

(iv)      If within sixty (60) days after the commencement of any proceedings against Theriac seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under the present or any future Bankruptcy Code or other bankruptcy law or any other present or future applicable Federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent of Theriac, of any trustee, receiver or liquidator of Theriac, or of all or any substantial part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or within sixty (60) days after the expiration of any such stay such appointment shall not have been vacated; or

(v)       Except as otherwise expressly permitted herein, any lien shall be filed of record against the Demised Premises, or Harrington’s reversion or other interest in the Demised Premises, the Buildings or Improvements, or any portion of the Hospital and such lien shall not be dismissed or bonded within thirty (30) days following written notice thereof to Theriac.

B.        In the event of Theriac’s default hereunder beyond any applicable grace period, CMCC will have whatever rights are available to CMCC at law or in equity, including, without limitation, the right to seek specific performance, injunctive or other equitable relief or remedies. However, upon substantial completion of the Project, neither CMCC nor Harrington shall be entitled to terminate this Sublease or divest Theriac’s rights or interests in the Demised Premises, the Building or Improvements for any reason whatsoever.

SECTION 12.          BROKER:

A.        CMCC hereby represents and warrants to Theriac that CMCC has not engaged or dealt with any agent, broker or finder in regard to this Sublease, CMCC hereby indemnifies Theriac and agrees to hold Theriac free and harmless from and against any and all liability, loss, cost, damage and expense, including, but not limited to, attorneys’ fees and costs of litigation both prior to and on appeal, which Theriac shall ever suffer or incur because of any claim by any agent, broker or finder engaged by CMCC, whether or not meritorious, for any fee, commission or other compensation with respect to this Sublease.

B.         Theriac hereby represents and warrants to CMCC that Theriac has not engaged or dealt with any agent, broker or finder in regard to this Sublease. Theriac hereby indemnifies CMCC and agrees to hold CMCC free and harmless from and against any and all liability, loss, cost, damage and expense, including, but not limited to, attorneys’ fees and costs of litigation both prior to and on appeal, which CMCC shall ever suffer or incur because of any claim by any agent, broker or finder engaged by Theriac, whether or not meritorious, for any fee, commission or other compensation with respect to this Sublease.

SECTION 13.          RIGHT OF ENTRY:

Both Harrington and CMCC may at reasonable times after reasonable notice (except in the event of an emergency) and in such a manner as not to disturb Theriac’s operations in a material fashion, enter the Demised Premises and the Project to inspect the Premises when necessary for its safety or preservation.

SECTION 14.          BINDING EFFECT; SUCCESSORS AND ASSIGNS:

All of the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

SECTION 15.          DEALING WITH HARRINGTON:

A.        CMCC agrees to submit to Harrington a request for Harrington’s consent or authorization, when such consent is required under the Ground Lease.

B.         In the event that CMCC is in default under the Ground Lease and Harrington has elected to terminate the Ground Lease, then Harrington shall provide written notice of such termination and this Sublease and the Ground Lease shall merge (as set forth in Section 15.10 of the Ground Lease). Notwithstanding the foregoing, Theriac shall not be obligated to cure any default of CMCC, including, but not limited to, the payment of any sums which came due prior to Theriac receiving written notice from Harrington of such termination and merger.

C.         Except as expressly stated to the contrary in this Sublease, Theriac shall comply with the Ground Lease in all respects as it applies to the Demised Premises and the Project and shall perform all of the obligations applicable to CMCC thereunder for the direct benefit of

SECTION 18.          WAIVER OF JURY TRIAL:

The parties hereby irrevocably waive trial by jury in any and every action or proceeding brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Harrington and/or CMCC and Theriac, Theriac’s use or occupancy of the Premises, and any claim for injury or damage.

SECTION 19.          CONFIDENTIALITY:

CMCC agrees that all information concerning Theriac’s affairs shall remain confidential and shall not be divulged or published by CMCC, except to the mortgagee of the Premises under the Ground Lease, or Harrington, if disclosure is required by the terms of the Ground Lease

SECTION 20.          REPRESENTATIONS AND WARRANTIES:

A.       Theriac hereby warrants and represents to CMCC and Harrington that as of the date hereof:

(i)         No Litigation. There are no material suits, actions or proceedings pending, or, to the best of the knowledge of Theriac, threatened against or affecting Theriac before or by any court or administrative agency or officer, and Theriac is not in material default with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or officer to which either may be subject which in any way affect the transactions provided for herein or the ability of Theriac to perform its obligations hereunder.

(ii)        Power and Authority. Theriac have full right, power and capacity to enter into this Sublease and to carry out the transactions contemplated hereby, and the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby have not resulted, and will not result, (with or without the lapse of time, the giving of notice, or both) in a conflict with or constitute a default under any agreement, contract or other instrument to which Theriac is a party.

(iii)       Due Execution of Sublease. Theriac is a duly organized and validly existing limited liability company under the laws of the State of Florida, duly qualified to do business in the Commonwealth of Massachusetts; the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby, has been authorized by all necessary action and has not resulted and will not result (with or without the lapse of time, the giving of notice or both) in any breach of, or in a conflict with any of the terms or provisions of the certificate of organization or the Operating Agreement of Theriac; and the Sublease is binding and enforceable against Theriac in accordance with its terms subject to bankruptcy, insolvency and other similar debtors’ rights laws.

B.       CMCC hereby warrants and represents to Harrington and Theriac that as of the date hereof:

(i)                          No Litigation. There are no material suits, actions or proceedings pending, or, to the best of the knowledge of CMCC, threatened against or affecting CMCC before or by any court or administrative agency or officer, and CMCC is not in material default with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or officer to which either may be subject which in any way affect the transactions provided for herein or the ability of CMCC to perform its obligations hereunder.

(ii)                       Power and Authority. CMCC has full right, power and capacity to enter into this Sublease and to carry out the transactions contemplated hereby, and the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby have not resulted, and will not result, (with or without the lapse of time, the giving of notice, or both) in a conflict with or constitute a default under any agreement, contract or other instrument to which CMCC is a party.

(iii)                    Due Execution of Sublease. CMCC is a duly organized and validly existing limited liability company under the laws of the Commonwealth of Massachusetts; the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby, has been authorized by all necessary action and has not resulted and will not result (with or without the lapse of time, the giving of notice or both) in any breach of, or in a conflict with any of the terms or provisions of the certificate of organization or the Operating Agreement of CMCC; and the Sublease is binding and enforceable against CMCC in accordance with its terms subject to bankruptcy, insolvency and other similar debtors’ rights laws.

C.                       Harrington hereby warrants and represents to CMCC and Theriac that as of the date hereof:

(i)                          No Litigation. There are no material suits, actions or proceedings pending, or, to the best of the knowledge of Harrington, threatened against or affecting Harrington before or by any court or administrative agency or officer, and Harrington is not in material default with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or officer to which either may be subject which in any way affect the transactions provided for herein or the ability of Harrington to perform its obligations hereunder.

(ii)                       Power and Authority. Harrington has full right, power and capacity to enter into this Sublease and to carry out the transactions contemplated hereby, and the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby have not resulted, and will not result, (with or without the lapse of time, the giving of notice, or both) in a conflict with or constitute a default under any agreement, contract or other instrument to which Harrington is a party.

(iii)                    Due Execution of Sublease, Harrington is a duly organized and validly existing non-profit corporation under the laws of the Commonwealth of Massachusetts; the execution and delivery of this Sublease and the consummation of the transactions contemplated hereby, has been authorized by all necessary action and has not resulted and will not result (with or without the lapse of time, the giving of notice or both) in any breach of, or in a conflict with any of the terms or provisions of the articles of incorporation or the Shareholder’s Agreement of

Harrington; and the Sublease is binding and enforceable against Harrington in accordance with its terms subject to bankruptcy, insolvency and other similar debtors’ rights laws.

SECTION 21.                               EFFECTIVE DATE:

The “Effective Date” shall mean the date this Sublease has been executed by Theriac, CMCC and Harrington without modification or amendment.

SECTION 22.                               FINANCING:

Theriac shall use its best efforts to obtain construction and permanent financing for the Project for at least eighty per cent (80%) of the Project costs (the “Financing”) and Theriac shall provide sufficient equity funds to pay for the balance of the Project costs. Theriac shall commence construction of the Project immediately after execution of this Sublease using its own funds despite the fact that it does not have a commitment for Financing as of the Execution Date. Theriac shall use its best efforts to obtain the Financing on terms which (a) do not require a pre-payment penalty or premium during the construction phase; (b) requires minimal or no pre-payment penalty or premium for pre-payment after completion of construction; and (c) allows all insurance proceeds to be used and applied for the restoration of the Project in the event of a casualty as required under the terms of the Ground Lease. If required in order to obtain the Financing, the individual members of Theriac shall personally guaranty payment and performance of Theriac’s obligations under the Financing on commercially reasonable terms. If required by the prospective lender in order to obtain the Financing, Harrington, Theriac and CMCC shall agree to make commercially reasonable modifications to this Sublease, the Ground Lease, the Facility Lease and the Office Lease, provided that no such modifications, singly or in the aggregate, shall materially and adversely affect the fundamental business terms applicable to each party thereunder. Subject to the foregoing conditions, in addition, Harrington, Theriac and CMCC shall execute any and all documentation reasonably necessary for such lender to securitize all present and future financing related to the Project.

END OF DOCUMENT

See Next Page For Signatures

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed on the dates set forth below.

HARRINGTON (as to those provisions applicable to Harrington):

HARRINGTON MEMORIAL HOSPITAL, INC., a Massachusetts non-profit corporation

By:	/s/ Edward Moore
Edward Moore, as its CEO/President

Date:	9/15/08

CMCC:

CENTRAL MASSACHUSETTS COMPREHENSIVE CANCER CENTER, LLC, a

Massachusetts limited liability company

By:	Its Manager, New England Radiation Therapy Management Services, Inc.

By:	/s/ Jeffrey A. Pakrosnis
JEFFREY A. PAKROSNIS, as its TREASURER

Date:	9/16/08

THERIAC:

THERIAC ENTERPRISES OF HARRINGTON, LLC, a Florida limited liability company

By:	DDM LLC, a Florida limited liability company, its Manager

By: Cheda LLC, a Florida limited liability company, its Managing Member

By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, its Manager

Date:	9/12/08

EXHIBIT A

GROUND LEASE